UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2006

GTC BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-21794	04-3186494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 CROSSING BOULEVARD

FRAMINGHAM, MASSACHUSETTS 01702

(Address of Principal Executive Offices) (Zip Code)

(508) 620-9700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2006, we refinanced our loan from General Electric Capital Corporation, referred to as GECC, and obtained an additional $2.8 million in new cash proceeds by issuing two promissory notes to GECC, one in the amount of $8 million and another in the amount of $2 million. Under the $8 million promissory note, we are obligated to repay the note at a fixed interest rate of 10.80% per annum over 59 months, based on a 10-year amortization schedule, together with a final installment in the amount of any and all remaining outstanding principal and interest on January 1, 2012. Under the $2 million promissory note, we are obligated to repay the note with interest at a fixed interest rate of 10.84% per annum over 35 months, together with a final installment in the amount of any and all remaining outstanding principal and interest on January 1, 2010.

A copy of the $8 million promissory note and $2 million promissory note are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report, and are incorporated herein by this reference.

The notes are secured by a pledge of substantially all of our assets, excluding intellectual property, pursuant to an Amended and Restated Master Security Agreement, dated as of December 29, 2006, which amends the Master Security Agreement, dated as of May 26, 2004, between us and GECC. The amended agreement contains typical provisions permitting the lender to accelerate the loan if we are in default. The notes are also secured by a mortgage covering our farm real estate and fixtures in central Massachusetts.

A copy of the Amended and Restated Master Security Agreement is filed as Exhibit 10.3 to this Current Report and is incorporated herein by this reference.

The Amended and Restated Master Security Agreement is included as an exhibit to this report to provide information regarding its terms. Except for its status as the contractual documents between the parties with respect to the agreement described therein, it is not intended to provide factual information about the parties. The representations and warranties contained in the Amended and Restated Master Security Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed to by the contracting parties, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, they should not be relied upon by investors as statements of factual information.

The foregoing is only a brief summary of certain provisions of the new credit arrangements and is qualified in its entirety by the terms of the new notes and security agreement contained in the documents filed herewith.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report with respect to the refinancing of the GECC credit facility is incorporated herein by this reference.

Item 8.01 Other Events.

On January 3, 2007, we completed the issuance of 3,630,000 shares of our common stock to LFB Biotechnologies for a total purchase price of US $4,464,900 in the final closing under the Stock Purchase and Note Agreement, dated September 29, 2006, by and between us and LFB Biotechnologies S.A.S.U., which was filed as Exhibit 10.1 to our Current Report on Form 8-K dated October 5, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Promissory Note in the amount of $8 million, dated as of December 29, 2006, by and between GTC Biotherapeutics, Inc. and General Electric Capital Corporation. Filed herewith.

10.2	Promissory Note in the amount of $2 million, dated as of December 29, 2006, by and between GTC Biotherapeutics, Inc. and General Electric Capital Corporation. Filed herewith.

10.3	Amended and Restated Master Security Agreement, dated as of December 29, 2006, by and between GTC Biotherapeutics, Inc. and General Electric Capital Corporation. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.

Dated: January 4, 2007	By:	/s/ John B. Green
John B. Green
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Promissory Note in the amount of $8 million, dated as of December 29, 2006, by and between GTC Biotherapeutics, Inc. and General Electric Capital Corporation. Filed herewith.

10.2	Promissory Note in the amount of $2 million, dated as of December 29, 2006, by and between GTC Biotherapeutics, Inc. and General Electric Capital Corporation. Filed herewith.

10.3	Amended and Restated Master Security Agreement, dated as of December 29, 2006, by and between GTC Biotherapeutics, Inc. and General Electric Capital Corporation. Filed herewith.